Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of BB&T Corporation, a North Carolina corporation (the “Company”), hereby constitutes and appoints Kelly S. King, Christopher L. Henson, Daryl N. Bible and Robert J. Johnson, Jr., and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, par value $5.00 per share, to be issued in connection with the acquisition of Susquehanna Bancshares, Inc., a Pennsylvania corporation (“Susquehanna”), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Signature	Title	Date

/s/ Kelly S. King Kelly S. King	Chairman of Board and Chief Executive Officer (Principal Executive Officer)	December 15, 2014

/s/ Daryl N. Bible Daryl N. Bible	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 15, 2014

/s/ Cynthia B. Powell Cynthia B. Powell	Executive Vice President and Corporate Controller (Principal Accounting Officer)	December 15, 2014

/s/ Jennifer S. Banner Jennifer S. Banner	Director	December 15, 2014

/s/ K. David Boyer	Director	December 15, 2014
K. David Boyer, Jr.

Signature	Title	Date

/s/ Anna R. Cablik	Director	December 15, 2014
Anna R. Cablik

/s/ Ronald E. Deal	Director	December 15, 2014
Ronald E. Deal

/s/ James A. Faulkner	Director	December 15, 2014
James A. Faulkner

/s/ I. Patricia Henry	Director	December 15, 2014
I. Patricia Henry

/s/ John P. Howe	Director	December 15, 2014
John P. Howe III, M.D.

/s/ Eric C. Kendrick	Director	December 15, 2014
Eric C. Kendrick

/s/ Louis B. Lynn	Director	December 15, 2014
Louis B. Lynn

/s/ Charles A. Patton	Director	December 15, 2014
Charles A. Patton

/s/ Edward C. Milligan	Director	December 15, 2014
Edward C. Milligan

/s/ Nido R. Qubein	Director	December 15, 2014
Nido R. Qubein

/s/ Tollie W. Rich, Jr.	Director	December 15, 2014
Tollie W. Rich, Jr.

/s/ Thomas E. Skains	Director	December 15, 2014
Thomas E. Skains

Signature	Title	Date

/s/ Thomas N. Thompson	Director	December 15, 2014
Thomas N. Thompson

/s/ Edwin H. Welch	Director	December 15, 2014
Edwin H. Welch, Ph.D.

/s/ Stephen T. Williams	Director	December 15, 2014
Stephen T. Williams